Exhibit 99.1

Summit Therapeutics Raises $500 Million in Private Placement

Fundraise Led by Leading Biopharma Institutional Investors & Insiders

$500 Million in Gross & Net Proceeds Raised at Yesterday’s Closing Price of $18.74

Miami, Florida, October 22, 2025 – Summit Therapeutics Inc. (NASDAQ: SMMT) (“Summit,” “we,” or the “Company”) today announced that the Company has accepted offers from multiple leading biotech institutional and individual investors to purchase an aggregate of approximately 26.68 million shares of the Company’s common stock at $18.74 per share, the closing price on Tuesday, October 21, 2025, for aggregate gross and net proceeds to the Company of approximately $500 million.

Robert W. Duggan, the Company’s Co-Chief Executive Officer, Executive Chairman and majority stockholder, Dr. Mahkam Zanganeh, Co-Chief Executive Officer, President and member of the Company’s Board of Directors (the “Board”), Manmeet Soni, Chief Operating Officer, Chief Financial Officer and member of the Board, Bhaskar Anand, Chief Accounting Officer and certain non-executive employees each participated as Investors in the Private Placement, investing an aggregate of $272 million. Additionally, Akeso, Inc. (“Akeso”), participated as an Investor in the Private Placement, investing $10 million. Dr. Yu (Michelle) Xia, a member of the Board, is the Chief Executive Officer and Chairwoman of Akeso.

Summit’s insiders including Akeso invested a total of $282 million. The remaining funds of $218 million were raised with multiple leading biopharma institutional investors and other individual investors.

Summit intends to use the net proceeds to advance, in part, the clinical development of ivonescimab, in addition to working capital needs and general corporate purposes.

The securities described above have not been registered under the Securities Act of 1933, as amended. Accordingly, these securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Summit has agreed to file a registration statement with the Securities and Exchange Commission (SEC) registering the resale of the shares of common stock following the closing of the securities purchase agreement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Ivonescimab

Ivonescimab, known as SMT112 in Summit’s license territories, North America, South America, Europe, the Middle East, Africa, and Japan, and as AK112 in China and Australia, is a novel, potential first-in-class investigational bispecific antibody combining the effects of immunotherapy via a blockade of PD-1 with the anti-angiogenesis effects associated with blocking VEGF into a single molecule. Ivonescimab displays unique cooperative binding to each of its intended targets with multifold higher affinity to PD-1 when in the presence of VEGF.

This could differentiate ivonescimab as there is potentially higher expression (presence) of both PD-1 and VEGF in tumor tissue and the tumor microenvironment (TME) as compared to normal tissue in the body. Ivonescimab’s specifically engineered tetravalent structure (four binding sites) enables higher avidity (accumulated strength of multiple binding interactions) in the TME (Zhong, et al, SITC, 2023). This tetravalent structure, the intentional novel design of the molecule, and bringing these two targets into a single bispecific antibody with cooperative binding qualities have the potential to direct ivonescimab to the tumor tissue versus healthy tissue. The intent of this design, together with a half-life of 6 to 7 days after the first dose (Zhong, et al, SITC, 2023) increasing to approximately 10 days at steady state dosing, is to improve upon previously established efficacy thresholds, in addition to side effects and safety profiles associated with these targets.

Ivonescimab was engineered by Akeso Inc. (HKEX Code: 9926.HK) and is currently engaged in multiple Phase III clinical trials. Over 3,000 patients have been treated with ivonescimab in clinical studies globally, and over 40,000 patients when considering those treated in a commercial setting in China as noted by Akeso.

Summit began its clinical development of ivonescimab in NSCLC, commencing enrollment in 2023 in two multiregional Phase III clinical trials, HARMONi and HARMONi-3. In early 2025, the Company began enrolling patients in the United States for HARMONi-7. Summit intends to open clinical trial sites in the United States for the Phase III study in CRC by the end of 2025.

HARMONi is a Phase III clinical trial which intends to evaluate ivonescimab combined with chemotherapy compared to placebo plus chemotherapy in patients with EGFR-mutated, locally advanced or metastatic non-squamous NSCLC who were previously treated with a 3rd generation EGFR TKI (e.g., osimertinib). Enrollment in HARMONi was completed in the second half of 2024, and top-line results were announced in May of 2025, with detailed results provided in September 2025.

HARMONi-3 is a Phase III clinical trial which is intended to evaluate ivonescimab combined with chemotherapy compared to pembrolizumab combined with chemotherapy in patients with first-line metastatic, squamous or non-squamous NSCLC, irrespective of PD-L1 expression.

HARMONi-7 is a Phase III clinical trial which is intended to evaluate ivonescimab monotherapy compared to pembrolizumab monotherapy in patients with first-line metastatic NSCLC whose tumors have high PD-L1 expression.

HARMONi-GI3 is a planned Phase III clinical trial evaluating ivonescimab in combination with chemotherapy compared with bevacizumab plus chemotherapy in patients with first-line unresectable metastatic CRC.

In addition, Akeso has recently had positive read-outs in three single-region (China), randomized Phase III clinical trials for ivonescimab in NSCLC: HARMONi-A, HARMONi-2, and HARMONi-6.

HARMONi-A was a Phase III clinical trial which evaluated ivonescimab combined with chemotherapy compared to placebo plus chemotherapy in patients with EGFR-mutated, locally advanced or metastatic non-squamous NSCLC who have progressed after treatment with an EGFR TKI.

HARMONi-2 is a Phase III clinical trial evaluating monotherapy ivonescimab against monotherapy pembrolizumab in patients with locally advanced or metastatic NSCLC whose tumors have positive PD-L1 expression.

HARMONi-6 is a Phase III clinical trial evaluating ivonescimab in combination with platinum-based chemotherapy compared with tislelizumab, an anti-PD-1 antibody, in combination with platinum-based chemotherapy in patients with locally advanced or metastatic squamous NSCLC, irrespective of PD-L1 expression.

Akeso is actively conducting multiple Phase III clinical studies in settings outside of NSCLC, including biliary tract cancer, colorectal cancer, breast cancer, pancreatic cancer, small cell lung cancer, and head and neck cancer.

Ivonescimab is an investigational therapy that is not approved by any regulatory authority in Summit’s license territories, including the United States and Europe. Ivonescimab was initially approved for marketing authorization in China in May 2024. Ivonescimab was granted Fast Track designation by the US Food & Drug Administration (FDA) for the HARMONi clinical trial setting.

About Summit Therapeutics

Summit Therapeutics Inc. is a biopharmaceutical oncology company focused on the discovery, development, and commercialization of patient-, physician-, caregiver- and societal-friendly medicinal therapies intended to improve quality of life, increase potential duration of life, and resolve serious unmet medical needs.

Summit was founded in 2003 and our shares are listed on the Nasdaq Global Market (symbol “SMMT”). We are headquartered in Miami, Florida, and we have additional offices in Menlo Park, California, and Oxford, UK.

For more information, please visit https://www.smmttx.com and follow us on X @SMMT_TX.

Contact Summit Investor Relations:

Dave Gancarz

Chief Business & Strategy Officer

Nathan LiaBraaten

Senior Director, Investor Relations

investors@smmttx.com

media@smmttx.com

Summit Forward-looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including but not limited to, statements about the clinical and preclinical development of the Company’s product candidates, entry into and actions related to the Company’s partnership with Akeso Inc., the intended use of the net proceeds from the private placements, the Company’s anticipated spending and cash runway, the therapeutic potential of the Company’s product candidates, the potential commercialization of the Company’s product candidates, the timing of initiation, completion and availability of data from clinical trials, the potential submission of applications for marketing approvals, the expected timing of BLA submissions, potential acquisitions, statements about the previously disclosed At-The-Market equity offering program (“ATM Program”), the expected proceeds and uses thereof, the Company’s estimates regarding stock-based compensation, and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the Company’s ability to sell shares of our common stock under the ATM Program, the conditions affecting the capital markets, general economic, industry, or political conditions, including the effects of geopolitical developments, domestic and foreign trade policies, and monetary policies, the results of our evaluation of the underlying data in connection with the development and commercialization activities for ivonescimab, the outcome of discussions with regulatory authorities, including the Food and Drug Administration, the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials, the results of such trials, and their success, global public health crises, that may affect timing and status of our clinical trials and operations, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials or preclinical studies will be indicative of the results of later clinical trials, whether business development opportunities to expand the Company’s pipeline of drug candidates, including without limitation, through potential acquisitions of, and/or collaborations with, other entities occur, expectations for regulatory approvals, laws and regulations affecting government contracts and funding awards, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of filings that the Company makes with the Securities and Exchange Commission. Any change to our ongoing trials could cause delays, affect our future expenses, and add uncertainty to our commercialization efforts, as well as to affect the likelihood of the successful completion of clinical development of ivonescimab. Accordingly, readers should not place undue reliance on forward-looking statements or information. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release.

Summit Therapeutics and the Summit Therapeutics logo are trademarks of Summit Therapeutics Inc.

Copyright 2025, Summit Therapeutics Inc. All Rights Reserved

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